Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement of Intersections Inc. on Form S-8 of our report dated January 30, 2004(April 28, 2004 as to Note 17) and contained in Amendment No. 5 to Registration Statement No. 333-111194 of Intersections Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
November 2, 2004